Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


          Delaware                                    38-0549190
(State or other jurisdiction               (I.R.S. Employee Identification No.)
of incorporation or organization)

    One American Road
    Dearborn, Michigan                                48126-1899
(Address of principal executive offices)              (Zip Code)

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                            (Full Title of the Plan)

                           PETER J. SHERRY, Jr., Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =======================
                                                                                Proposed maximum
        Title of                                           Proposed            aggregate offering
    securities to be            Amount to be           maximum offering             price (b)               Amount of
       registered              registered (a)         price per share (b)                                registration fee
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    85,000,000
$.01 par value                     shares                   $15.165             $1,289,025,000.00          $163,319.47
========================== ======================== ======================== ======================== =======================

(a) The number of shares being registered represents the maximum number of additional shares not registered heretofore that may be acquired by Fidelity Management Trust Company, as trustee under the Master Trust established as of September 30, 1995, as amended, and as trustee under the Plan, during 2004 and during subsequent years until a new Registration Statement becomes effective.

(b) Based on the market price of Common Stock of the Company on May 3, 2004, in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                             ----------------------

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 333-101293, 333-72476, 333-61882, 333-40258, 333-38580, 333-37396, 333-86127, 333-58695, 333-49545,
333-47443, 333-28181, 33-64607, 33-54735, 33-54275, 33-50194, 33-36061, 33-14951
and 2-95020 are incorporated herein by reference.


                              --------------------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Exhibit 4.1  -  Ford Motor Company Savings and Stock Investment Plan for
                Salaried Employees (as amended effective through April 1, 2004). Filed with this Registration Statement.

Exhibit 4.2  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.3  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.4  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.F to Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 4.5  -  Summary of amendments dated April 1, 2002 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.8 to Registration Statement No. 333-101293 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed with this Registration Statement.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.

                                   SIGNATURES


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 10th day of May, 2004.


                                   FORD MOTOR COMPANY SAVINGS AND STOCK
                                   INVESTMENT PLAN FOR SALARIED EMPLOYEES


                                By: /s/Rosemary A. Parker
                                   ------------------------------------------
                                   Rosemary A. Parker, Member
                                   Savings and Stock Investment Plan Committee

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 10th day of May, 2004.


                                      FORD MOTOR COMPANY

                                      By: William Clay Ford, Jr.*
                                         ---------------------------------
                                         (William Clay Ford, Jr.)
                                          Chairman and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    Signature                                 Title                                  Date
    ---------                                 -----                                  ----
                                       Director, Chairman of the Board and
   William Clay Ford, Jr.*             Chief Executive Officer and Chair
------------------------------         of the Environmental and Public
   (William Clay Ford, Jr.)            Policy Committee
                                       (principal executive officer)



    John R. H. Bond*                   Director
------------------------------
   (John R. H. Bond)



    Stephen G. Butler*                 Director                                   May 10, 2004
------------------------------
   (Stephen G. Butler)



    Kimberly A. Casiano*               Director
------------------------------
   (Kimberly A. Casiano)



     Edsel B. Ford II*                 Director
------------------------------
    (Edsel B. Ford II)



     William Clay Ford*                Director
------------------------------
    (William Clay Ford)




    Signature                                 Title                                  Date
    ---------                                 -----                                  ----

  Irvine O. Hockaday, Jr.*             Director and Chair of
------------------------------         the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*               Director and Chair of the
------------------------------         Compensation Committee
    (Marie-Josee Kravis)



   Richard A. Manoogian*               Director
------------------------------
  (Richard A. Manoogian)



      Ellen R. Marram*                 Director and Chair of the
------------------------------         Nominating and Governance
     (Ellen R. Marram)                 Committee



     Homer A. Neal*                    Director                                   May 10, 2004
------------------------------
    (Homer A. Neal)



       Jorma Ollila*                   Director
------------------------------
      (Jorma Ollila)



      Carl E. Reichardt*               Director and Chair of the
------------------------------         Finance Committee
     (Carl E. Reichardt)




     Robert E. Rubin*                  Director
------------------------------
    (Robert E. Rubin)



    Nicholas V. Scheele*               Director and President
------------------------------
  (Nicholas V. Scheele)









     Signature                                Title                                  Date
     ---------                                -----                                  ----


     John L. Thornton*                 Director
------------------------------
     (John L. Thornton)



     James C. Gouin*                   Vice President and
------------------------------         Controller
   (James C. Gouin)                    (principal accounting officer)



     Donat R. Leclair*                 Group Vice President and                   May 10, 2004
------------------------------         Chief Financial Officer
   (Donat R. Leclair)                  (principal financial officer)



*By: /s/K. S. Lamping
   ---------------------------
    (K. S. Lamping,
     Attorney-in-Fact)


                                  EXHIBIT INDEX
                                                                                   Sequential Page
                                                                                   at Which Found
                                                                                   (or Incorporated
                                                                                    by Reference)
                                                                                    -------------
Exhibit 4.1  -  Ford Motor Company Savings and Stock Investment Plan for
                Salaried Employees (as amended effective through
                April 1, 2004). Filed with this Registration Statement.

Exhibit 4.2  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust
                Company, as Trustee. Filed as Exhibit 4.B to Registration
                Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.3  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management
                Trust Company, as Trustee. Filed as Exhibit 4.E to Registration
                Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.4  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust
                Company, as Trustee.  Filed as Exhibit 4.F to Registration
                Statement No. 333-58695 and incorporated herein by reference.

Exhibit 4.5  -  Summary of amendments dated April 1, 2002 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management
                Trust Company, as Trustee. Filed as Exhibit 4.8 to Registration
                Statement No. 333-101293 and incorporated herein by reference.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue
                Code. Filed with this Registration Statement.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.


Exhibit 23   -  Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed with this
                Registration Statement.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed with this Registration Statement.
